FOR IMMEDIATE RELEASE

FAMILYMEDS ANNOUNCES PLAN FOR SALE OF ALL PHARMACIES AND ITS RELATED BUSINESS OPERATIONS

FARMINGTON, CT, February 15, 2007 -- Familymeds Group, Inc. (OTCBB: FMRX), a specialty pharmacy and medical specialty product provider, today announced that its Board of Directors has approved a definitive agreement with Walgreen Co. to sell a majority of the Company’s pharmacy assets for total estimated consideration of approximately $60 million in cash and assumption of certain real estate leases, subject to adjustment based on closing physical inventory counts. This does not include an estimated $9 million in third party and other accounts receivable to be collected by Familymeds. The transaction is subject to certain customary terms and conditions including limited post-closing indemnification. The Board has also approved a plan to sell its remaining assets to several other national and regional pharmacy operators for total estimated consideration of approximately $19 million in cash and assumption of certain real estate leases, subject to closing physical inventory counts. This does not include an estimated $2 million in third party and other accounts receivable to be collected by Familymeds. The Company has executed letters of intent with other national and regional pharmacy operators for substantially all the other assets not included in the Walgreens transaction.

The overall plan includes distribution of the proceeds of the Walgreens sale and such other sales to its shareholders following repayment of debt, satisfaction of certain liabilities and associated Company costs. Assuming that the foregoing transactions are closed, Familymeds estimates that there will be distributions to common shareholders, in the aggregate, in the approximate range of $2.35 to $2.55 per common share. Such distributions will be made net of the Company’s outstanding obligations in accordance with an overall plan for liquidation and final dissolution. The Board has approved the plan to sell the assets of Familymeds and the plan of liquidation and dissolution. The Walgreens sale and the plan of liquidation and dissolution are subject to Familymeds shareholder approval and customary regulatory approvals.

During the 2nd half of 2006 the Company implemented significant selling and general administrative expense reduction measures directed at reducing costs and improving overall liquidity. However, continued gross margin pressure on prescription drug sales, among other factors, have created a more urgent need for a larger scaled enterprise for its Clinic and Worksite Pharmacy business model. The Company exhaustively sought new capital however such financing opportunities were highly dilutive.

The Company engaged JMP Securities during the 4th Quarter of 2006 to review and explore strategic alternatives for maximizing Company value; JMP conducted an extensive confidential sale process, approaching a broad group of strategic and financial buyers. Ed Mercadante, Chairman, & CEO of Familymeds commented, “During the sale process it became clear that an asset sale of our pharmacies to Walgreens and other established larger chains provided our shareholders, customers and employees with the best overall outcome.“ Walgreens intends to operate in place the majority of Familymeds Clinic and Worksite Pharmacies. Mr. Mercadante commented further, “I am excited that Walgreens shares our vision of excellence in customer care, intends to grow our Clinic and Worksite Pharmacy Models and will be offering positions to our associates.”

Details regarding the Walgreens sale, the plan to sell the balance of the Company’s remaining assets, and the plan of liquidation and dissolution will be included in a definitive proxy statement to be distributed to shareholders in connection with a proxy solicitation pursuant to which Familymeds will seek shareholder approval of these transactions. Familymeds expects to file a preliminary proxy statement with the Securities and Exchange Commission (SEC) in the next 30 days. Familymeds will schedule a special meeting of shareholders and distribute a definitive proxy statement as soon as practicable thereafter. It is currently anticipated that the special meeting will be held during the 2nd Quarter of 2007.

About Familymeds Group, Inc.

Familymeds Group, Inc. is a pharmacy and medical specialty product provider formed by the merger on November 12, 2004 of DrugMax, Inc. and Familymeds Group, Inc. Familymeds works closely with doctors, patients, managed care providers, medical centers and employers to improve patient outcomes while delivering low cost and effective healthcare solutions. Familymeds operates 82 locations, including 7 franchised locations, in 14 states under the Familymeds Pharmacy and Arrow Pharmacy & Nutrition Center brand names; most of the locations in New England area operate under the Arrow Pharmacy brand. The Company also operates Worksite Pharmacy(SM), which provides solutions for major employer groups. The Company also operates Familymeds Medical Specialty a specialty pharmaceutical distribution business directly to physicians and other healthcare providers. The overall Familymeds business platform is designed to provide pharmaceutical services for the treatment of acute and complex health diseases including chronic medical conditions such as cancer, diabetes and pain management. More information can be found at http://www.familymedsgroup.com. The Company's online product offering can be found at http://www.familymeds.com.

About Walgreen Company

Walgreen Co. is the nation's largest drugstore chain with fiscal 2006 sales of $47.4 billion. The company operates 5,611 stores in 48 states and Puerto Rico, including 76 Happy Harry’s drugstores in Delaware and surrounding states. Walgreens also provides additional services to pharmacy patients and prescription drug and medical plans through Walgreens Health Services, its managed care division, which includes Walgreens Health Initiatives Inc. (a pharmacy benefits manager), Walgreens Mail Service Inc., Walgreens Home Care Inc. and Walgreens Specialty Pharmacy.

Safe Harbor Provisions

Certain statements made in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its directors or its officers, and include among other items statements regarding the timing of distributing a proxy statement and holding a shareholder meeting, the closing of the transaction with Walgreen Co. and other asset sales, the final purchase price for the assets included in the transaction with Walgreen Co. and such other asset sales, the timing of completion of the transaction with Walgreen Co. and of the overall plan to sell the Company’s assets and distribute proceeds to shareholders following repayment of debt, satisfaction of certain liabilities and associated Company costs, and the availability of proceeds, as well as the potential range per share of any available proceeds, to distribute to shareholders assuming completion of these transactions. When used in this release, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and similar expressions are generally intended to identify forward-looking statements. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Although Familymeds Group, Inc. believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, management's ability to successfully satisfy the conditions to the closing of the transaction with Walgreen Co. or any conditions to the completion of other asset sales, the ability of Familymeds Group, Inc. to comply with its obligations under agreements governing indebtedness or obtain waivers from lenders in the event of non-compliance, the continued availability of liquidity and capital resources required to complete these transactions, particularly in the event that such transactions require more time than management anticipates, and other factors. Familymeds Group, Inc. disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Cindy Berenson, Familymeds Group, Inc.
860.676.1222 x138; berenson@familymeds.com

SOURCE Familymeds Group, Inc.

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